                SOURCE:  CRESTLINE CAPITAL CORPORATION WEBSITE
                        URL:  WWW.CRESTLINECAPITAL.COM
                              ------------------------
                             DATE:  June 19, 2000

1Q: Was the proposal approved to effect a reverse 1-for-100 stock split followed by a forward 100-for-1 stock split?
1A:  Yes, Crestline's stockholders approved the proposal on May 18, 2000.

2Q: What is the record date for the transaction and when will the transaction occur?
2A: The record date and the transaction date are the same, June 23, 2000. The transaction will be completed after the close of business on Friday, June 23, 2000.

3Q: How does the reverse 1-for-100 stock split portion of the transaction work? 3A: At 6:00 p.m. on Friday, June 23, 2000, all shares held by registered stockholders are subject to a reverse 1-for-100 stock split. Any registered stockholder who holds fewer than 100 shares of Crestline stock in a record account at that time would receive a cash payment instead of a fractional share. Crestline's Board of Directors approved the transaction and is electing to pay cash for the cashed-out shares by purchasing them.

4Q: How does the forward 100-for-1 stock split portion of the transaction work? 4A: At 6:01 p.m. on June 23, 2000, all shares held by stockholders who are not cashed-out in the reverse split are subject to a 100-for-1 forward stock split, returning these stockholders to their original position. Stockholders that are not cashed-out will not have to exchange certificates.

5Q: I hold more than 100 shares of Crestline in a registered account. How will I be impacted?
5A: You will not be impacted by this transaction because you hold more than 100 shares in a registered account.

6Q: I hold my shares in street name through a nominee (such as a bank or broker). How will I be impacted?
6A: The Company does not intend for this transaction to affect stockholders holding Company common stock in street name through a nominee (such as a bank or broker). However, nominees may have different procedures and stockholders holding Company common stock in street name should contact their nominees to determine whether they will be affected by the transaction.

7Q: What if I hold fewer than 100 shares in a record account but I don't want to be cashed-out of my holdings in Crestline?
7A: The proposal to approve this transaction was included in Crestline's 2000 Proxy Statement which was mailed on April 13, 2000 to all Crestline stockholders. A majority of stockholders entitled to vote at the Annual Meeting approved the proposal. In the Proxy Statement, stockholders were informed of ways to avoid being cashed-out by the transaction. For example, registered stockholders with small accounts can (1) deposit their shares into a brokerage account by June 23, 2000; or (2) purchase additional shares of Crestline stock through a bank or broker and consolidate accounts so that they hold 100 or more shares in their account(s) as of June 23, 2000. If a stockholder chooses to purchase additional shares in order to avoid being cashed-out, the stockholder must obtain the new certificate in exactly the same form as the old certificate and must instruct The Bank of New York to consolidate the multiple accounts into one account. You must complete the consolidation prior to June 23, 2000.

8Q: I own more than 100 shares in total, but I have several different record accounts with less than 100 shares in each. Will I still be cashed-out?
8A: Yes, unless you instruct The Bank of New York to consolidate your multiple accounts into one account. The name, address and social security numbers must be identical on each account in order to do this. You must complete the consolidation prior to June 23, 2000.

9Q:  How will the value of the cashed-out shares be determined?
9A: The value of the cashed-out shares will be based upon the average daily closing price per share of Crestline stock on the New York Stock Exchange for the 10 trading days immediately preceding and including June 23, 2000, without interest.

10Q: What am I required to do in order to receive the cash for my holdings? When will I be paid for my cashed-out shares?
10A: Cashed-out stockholders will receive a Letter of Transmittal from Crestline's Exchange Agent, The Bank of New York, in early July. You must follow the instructions on the Letter of Transmittal including signing the Letter and enclosing your stock certificate (unendorsed) in the pre-addressed, postage-paid, fully insured envelope that will be provided. Once The Bank of New York has received your stock certificate and Letter of Transmittal in good order, you should receive your check within 3 to 4 weeks.

11Q: I own less than 100 shares in several different accounts. How will each account be cashed-out?
11A: You will receive separate mailings and after your paperwork is in order, you will receive separate checks for each cashed-out account. The Company does not intend for the transaction to affect shares held in a brokerage account.

12Q:  Is this a taxable event?
12A: The cash you receive for the value of a fractional share is a taxable transaction. A 1099-B tax statement will be provided with your proceeds check. If you acquired your shares as a distribution from Host Marriott Corporation on December 28, 1998, your basis should be $15.30 per share. A copy of the letter sent to Host Marriott Corporation stockholders following the distribution can be found on this website under the News/Press Releases tab dated January 12, 1999. If you purchased your shares in the open market, your basis should be the amount you paid for your shares. Please consult your tax advisor if you acquired your shares in another manner such as by gift or inheritance or if you need additional assistance.

13Q:  Who should I contact if I have additional questions?
13A: A detailed description of this transaction is contained on pages 27-36 of Crestline's Proxy Statement, which was mailed to you on April 13, 2000, and which can be accessed via this website under the Investor Relations/SEC Filings tab. If after reading the Proxy Statement you have additional questions, please contact the Exchange Agent, The Bank of New York, toll free at 1-877-547-0781. Telephone representatives are available Monday through Friday, 8 a.m. to 8 p.m. New York time.

                SOURCE:  CRESTLINE CAPITAL CORPORATION WEBSITE
                        URL:  WWW.CRESTLINECAPITAL.COM
                              ------------------------
                             DATE:  June 26, 2000

1Q:  What is the fair market value of the cashed-out shares?
1A: $______ per share. The fair market value of the cashed-out shares was based upon the average daily closing price per share of Crestline stock on the New York Stock Exchange for the 10 trading days immediately preceding and including June 23, 2000.

2Q: What am I required to do in order to receive the cash for my holdings? When will I be paid for my cashed-out shares?
2A: Cashed-out stockholders will receive a Letter of Transmittal from Crestline's Exchange Agent, The Bank of New York, in early July. You must follow the instructions on the Letter of Transmittal including signing the Letter and enclosing your stock certificate (unendorsed) in the pre-addressed, postage-paid, fully insured envelope that will be provided. Once The Bank of New York has received your stock certificate and Letter of Transmittal in good order, you should receive your check within 3 to 4 weeks.

3Q:  Is this a taxable event?
3A: The cash you receive for the value of a fractional share is a taxable transaction. A 1099-B tax statement will be provided with your proceeds check. If you acquired your shares as a distribution from Host Marriott Corporation on December 28, 1998, your basis should be $15.30 per share. A copy of the letter sent to Host Marriott Corporation stockholders following the distribution can be found on this website under the News/Press Releases tab dated January 12, 1999. If you purchased your shares in the open market, your basis should be the amount you paid for your shares. Please consult your tax advisor if you acquired your shares in another manner such as by gift or inheritance or if you need additional assistance.

4Q: Was the proposal approved to effect a reverse 1-for-100 stock split followed by a forward 100-for-1 stock split?
4A:  Yes, Crestline's stockholders approved the proposal on May 18, 2000.

5Q: What was the record date of the transaction and when did the transaction occur?
5A: The record date and the transaction date were the same, June 23, 2000. The transaction was completed after the close of business on Friday, June 23, 2000.

6Q: How did the reverse 1-for-100 stock split portion of the transaction work? 6A: At 6:00 p.m. on Friday, June 23, 2000, all shares held by registered stockholders were subject to a reverse 1-for-100 stock split. Any registered stockholder who held fewer than 100 shares of Crestline stock in a record account at that time would receive a cash payment instead of a fractional share. Crestline's Board of Directors approved the transaction and elected to pay cash for the cashed-out shares by purchasing them.

7Q: How did the forward 100-for-1 stock split portion of the transaction work? 7A: At 6:01 p.m. on June 23, 2000, all shares held by stockholders who were not cashed-out in the reverse split were subject to a 100-for-1 forward stock split, returning these stockholders to their original position. Stockholders that were not cashed-out do not have to exchange certificates.

8Q: I hold more than 100 shares of Crestline in a registered account. How was I impacted?
8A: You were not impacted by this transaction because you held more than 100 shares in a registered account.

9Q: I hold my shares in street name through a nominee (such as a bank or broker). How was I impacted?
9A: The Company did not intend for this transaction to affect stockholders holding Company common stock in street name through a nominee (such as a bank or broker). Unless you contacted your nominee to participate in the transaction, your shares are unaffected.

10Q: I own more than 100 shares in total, but I have several different record accounts with less than 100 shares in each. Was I still cashed-out?
10A: Yes, unless, per your instruction, The Bank of New York successfully consolidated your multiple accounts into one account before June 23, 2000.

11Q: I own less than 100 shares in several different accounts. How will each account be cashed-out?
11A: You will receive a separate mailing for each account. Once The Bank of New York receives your paperwork in good order, you will receive a separate check for each cashed-out account. The Company does not intend for the transaction to affect shares held in a brokerage account.

12Q:  Who should I contact if I have additional questions?
12A: A detailed description of this transaction is contained on pages 27-36 of Crestline's Proxy Statement, which was mailed to you on April 13, 2000, and which can be accessed via this website under the Investor Relations/SEC Filings tab. If after reading the Proxy Statement you have additional questions, please contact the Exchange Agent, The Bank of New York, toll free at 1-877-547-0781. Telephone representatives are available Monday through Friday, 8 a.m. to 8 p.m. New York time.